EXHIBIT 23.1

To the Board of Directors

UpExi, Inc.

3030 North Rocky Point Drive

Tampa, Florida  33607

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-1 (No. 333-287525), Form S-3 (Nos. 333-266000) and Form S-8 (Nos. 333-257491 and 333-273859) of UpExi, Inc. (the Company) of our report dated September 24, 2025, relating to the consolidated financial statements and schedules, which appear in this Annual Report on Form 10-K for the years ending June 30, 2025 and 2024.

/s/ GBQ Partners, LLC

Columbus, Ohio

September 24, 2025